Exhibit 99.2

SCO ANNOUNCES NEW INITIATIVES TO

ENFORCE INTELLECTUAL PROPERTY RIGHTS

UNIX source code licensees required to provide written certification of compliance

SCO shows additional code detailing copyright violations in Linux through DMCA notification letters

LINDON, Utah—Dec. 22, 2003— The SCO Group, Inc. (Nasdaq: SCOX), the owner of the UNIX® operating system and a leading provider of UNIX based solutions, today announced new initiatives to enforce and protect the company’s intellectual property rights. These initiatives include two components:

•                  Under the terms of SCO’s System V UNIX contracts, the company has commenced issuing written notice to thousands of licensees requiring each licensee to provide written certification that it is in full compliance with their UNIX source code agreement, including certification that such licensee is not using proprietary UNIX code in Linux, has not allowed unauthorized use of the licensed UNIX code by its employees or contractors, and has not breached confidentiality provisions relating to the licensed UNIX code.

•                  SCO has also begun providing notice of Digital Millennium Copyright Act (DMCA) violations via letters sent to select Fortune 1000 Linux end users.  The letters outline additional evidence of copyright infringement in Linux and the legal options available to commercial end users regarding the continued use of Linux.

“The initiatives SCO is launching today reflect our commitment to protect our rights to the UNIX operating system as well as the growing foundation of evidence that SCO-owned UNIX source code and files have been misappropriated,” said Chris Sontag, senior vice president and general manager, SCOsource division, The SCO Group. “We are taking action today to formally communicate to UNIX source code licensees and certain commercial Linux end users that they must utilize SCO’s intellectual property within the bounds of their existing legal agreements and the Digital Millennium Copyright Act.”

UNIX Source Code Licensees Required to Provide Written Certification of Compliance

As the owner of UNIX System V, SCO has source code license agreements with more than 6,000 licensees. These license agreements serve as the legal foundation upon which much of the industry’s enterprise UNIX operating systems are licensed. These UNIX licensees include some of the largest companies in the pharmaceutical, financial services, transportation, energy, automotive, computer hardware and software industries. These UNIX licensees include 41 companies of the Fortune 100.

Under the terms of these license agreements, SCO has the right to require each licensee to provide written certification that they are in full compliance with the terms of their UNIX source code agreement. Specifically, SCO claims each licensee must certify:

•                  The company is not running Linux binary code that was compiled from any version of Linux that contains SCO’s copyrighted application binary interface code (“ABI Code”) specifically identified in the attached notification letter.

•                  The company, its employees and contractors have held, at all times, all parts of the UNIX products in confidence for SCO.

•                  The company has notified each employee and its contractors to whom they have disclosed UNIX that their disclosure must be kept in confidence.

•                  No employees or contractors that have had access to UNIX have contributed any software code based on that product to Linux or any other UNIX-based software product.

•                  The company, its employees and its contractors have not used any part of UNIX directly for others, allowed use of the product by others, including, but not limited to, use in Linux or any other UNIX-based software product.

•                  The company has not made available for export, directly or indirectly, any part of UNIX covered by their agreement to any country that is currently prohibited from receiving supercomputing technology, including Syria, Iran, North Korea, Cuba, and any other such country, through a distribution under the General Public License (GPL) for Linux, or otherwise.

•                  The company, its employees and contractors have not transferred or disposed of, through contributions to Linux or otherwise, any part of UNIX.

•                  The company, its employees and contractors have not assigned or purported to assign, any copyright in UNIX to the GPL, or otherwise for use in Linux or another Unix-based software product.

SCO has requested that each licensee respond by the end of January. According to the terms of the license agreement, failure to respond to the request or failure to certify full compliance gives SCO the right to terminate the agreement and require the licensee to discontinue use of the software.

DMCA Notification Letter

SCO has commenced providing notification to selected Fortune 1000 Linux end users outlining additional violations of SCO’s copyrights contained in Linux. Certain copyrighted application binary interfaces have been copied verbatim from the UNIX System V code base and contributed to Linux without proper authorization and without copyright attribution. Any part of any Linux file that includes the copyrighted binary interface code must be removed. This ABI code was part of a 1994 settlement agreement involving the University of California at Berkeley and Berkeley Systems Development, Inc., (BSDI).

The letter states: “Distribution of the copyrighted ABI code, or binary code compiled using the ABI code, with copyright management information deleted or altered, violates the Digital Millennium Copyright Act codified by Congress at 17 U.S.C. §1202.  DMCA liability extends to those who have reasonable grounds to know that a distribution (or re-distribution as required by the GPL) of the altered code or copyright information will induce, enable, facilitate, or conceal an infringement of any right under the DMCA.”

The letter also states, “In addition, neither SCO nor any predecessor in interest has ever placed an affirmative notice in Linux that the copyrighted code in question could be used or distributed under the GPL.  As a result, any distribution of Linux by a software vendor or a re-distribution of Linux by an end user that contains any of the identified UNIX code violates SCO’s rights under the DMCA, insofar as the distributor knows of these violations.”

Conference Call

As previously announced, the Company will host a conference call at 11:00 a.m. EST today, December 22, 2003, to discuss this announcement as well as the company’s fourth quarter and fiscal year 2003 results and fiscal 2004 guidance.  To participate in the teleconference, please call (800) 289-0436, or (913) 981-5507; and use the confirmation code 510065, approximately five minutes prior to the time stated above. A listen-only Web cast of the call will be broadcast live with a replay available the following day. The Web cast and replay may be accessed from http://ir.sco.com/conference.html.

Note Regarding Forward-looking Statements:

This press release contains forward-looking statements related to SCO’s efforts to protect its intellectual property rights and evidence of copyright infringement by Linux of UNIX System V code. These forward-looking statements are subject to risks and uncertainties, including the risk that SCO may not prevail in pending or contemplated litigation or otherwise be successful in its efforts to protect its intellectual property rights.  Other risks and uncertainties related to these forward-looking statements are set forth in SCO’s filings with the Securities and Exchange Commission.

About The SCO Group

The SCO Group, Inc. (NASDAQ: SCOX) helps millions of customers in more than 82 countries to grow their businesses with UNIX business solutions. Headquartered in Lindon, Utah, SCO has a worldwide network of more than 11,000 resellers and 4,000 developers. SCO Global Services provides reliable localized support and services to all partners and customers. For more information on SCO products and services visit http://www.sco.com.

SCO and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc., in the U.S. and other countries. UNIX is a registered trademark of The Open Group in the United States and other countries.  Linux is a registered trademark of Linus Torvalds. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.